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                                                    PIMCO Advisors Holdings L.P.




                                                        800 Newport Center Drive
                                                         Newport Beach, CA 92660


P I M C O


                              IMPORTANT REMINDER


                                 June 9, 1998


Dear Unitholder:

     We have previously mailed to you proxy materials relating to the Special Meeting of Unitholders of PIMCO Advisors Holdings L.P. to be held on Tuesday, June 30, 1998.

     According to our latest records, we have not received your proxy card for this important meeting. Regardless of the number of Holdings Units you own, it is important that they are represented and voted at the meeting. If you have not already mailed your proxy card, please take a moment to sign, date and mail the enclosed duplicate proxy card promptly in the return envelope provided for your convenience.

     For the reasons set forth in the Proxy Statement dated May 15, 1998, the PIMCO Holdings Management Board recommends that you vote "FOR" approval of the Amended and Restated Agreement of Limited Partnership.

     Thank you for your cooperation and continued support.

                                       PIMCO ADVISORS HOLDINGS L.P.


                                       /s/ Richard M. Weil
                                       ----------------------------
                                       Richard M. Weil,
                                       Secretary